Exhibit 99.6(b)

BY-LAWS OF MUTUAL OF AMERICA LIFE INSURANCE COMPANY

As Amended, Effective November 16, 1989

These By-Laws supersede all By-Laws of Mutual of America Life Insurance Company heretofore in effect.

ARTICLE I - OFFICE

SECTION 1. Location. The home office of Mutual of America Life Insurance Company (the Company) shall be located in the State of New York. The Company may have such other offices as may be necessary for the conduct of its business.

ARTICLE II - DIRECTORS

SECTION 1. Independent Director. “Independent Director” as used herein shall mean a person who is not an officer or employee of the Company or of any entity controlled by or under common control with the Company.

SECTION 2. Election of Directors. The Board shall appoint a Committee of Independent Directors. The Committee shall consist of at least three members.

Such Committee shall propose a slate of Directors for consideration by the Board of Directors as the Administration Ticket at the meeting of the Board held not later than seven months preceding the date of the election.

At such Board Meeting, the Board shall nominate candidates as the Administration Ticket for every vacancy to be filled at the election of Directors, and shall appoint three persons, jointly or severally, to receive proxies to be voted for such nominees.

The election of Directors shall be held annually, as prescribed by law, during the month of April, on a date designated by the Board of Directors.

SECTION 3. Number. The number of Directors constituting the entire Board of Directors shall not be less than thirteen nor more than twenty-four. The Board of Directors by resolution may from time to time, within the limits fixed by these By-Laws, determine the number of Directors constituting the entire Board and until so fixed such number shall be twenty-four provided that such resolution shall require the favorable vote of a majority of the entire Board and that no decrease in the number shall shorten the term of any incumbent Director. At least two officers of the Company shall be members of the Board.

SECTION 4. Powers and Duties of the Board of Directors. The business and affairs of the Company shall be managed by the Board of Directors, which may adopt such rules and regulations for that purpose and for the conduct of its meetings as it may deem proper. In addition to the powers and authority expressly conferred upon it by these By-Laws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are allowed by the Charter or by law.

SECTION 5. Quorum. A majority of the total number of Directors, at least one of whom must be an Independent Director, shall constitute a quorum to do business. A number less than a quorum may meet and adjourn from time to time until a quorum is present. The number of officers and salaried employees who are members of the Board of Directors shall at all times be less than a quorum. In order to vote to constitute an action by the Board of Directors, it must be agreed upon by a majority of those present and voting. This limitation shall also apply to “Director Action without Meeting”, as set forth in Section 11 of this Article.

SECTION 6. Annual Meeting of the Board of Directors. The first meeting of the Board of Directors held after the annual election of such Directors, shall be called the Annual Meeting and shall be held for the purpose of organization, the election or appointment of officers, and the transaction of such other business as may be stated in the notice thereof.

SECTION 7. Regular Meetings. In addition to the annual meeting of the Board of Directors, at least four regular meetings shall be held in each year at such time and place as may be determined by resolution of the Board in accordance with the Insurance Law of the State of New York. No less than one week written notice shall be given for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

SECTION 8. Special Meetings. Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the Chairman of the Board, the Chief Executive Officer or the Executive Committee.

SECTION 9. Notice of Special Meetings. Notice of the time and place of each special meeting of the Board, other than any meeting the giving of notice of which is otherwise prescribed by law, shall be given to each Director at least one week prior to the date of such meeting.

SECTION 10. Compensation of Directors and Members of Committees. Directors and members of the Committees of the Board, and members of Committees appointed by the Board, shall receive compensation for services to the Company and reimbursement for expenses incurred on behalf of the Company in such amounts and in such manner as may be authorized by the Board from time to time.

SECTION 11. Director Action without Meeting. Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board or Committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action; provided that the procedure set forth in this paragraph shall not be used in lieu of a regularly scheduled meeting. The resolution or resolutions and the written consent thereto by the members of the Board or Committee shall be filed with the minutes of the proceedings of the Board or Committee.

SECTION 12. Participation by Telephone. Any one or more members of the Board of Directors or of any Committee thereof may participate in a meeting of such Board of Directors or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE III. COMMITTEES

SECTION 1. Committees. At any regular or special meeting called for the purpose, the Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee and other Committees (in addition to the Committee provided in Article II, Section 2), each consisting of three or more directors and each of which, to the extent provided in the resolution shall have all the authority of the Board relating to the portions of the business and affairs of the Company which are under its control and supervision, except that no such Committee shall have authority as to the following matters:

1.               The filling of vacancies in Board of Directors or in any Committee.

2.               The fixing of compensation of the directors for serving on the Board or any other Committee.

3.               The amendment or repeal of the By-Laws, or the adoption of any By-Laws, or

4.               The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

SECTION 2. Membership. The membership of each Committee, and quorum requirements, shall be as specified by the Board, but not less than one-third of the members of each Committee shall be Independent Directors and at least one Independent Director must be included in any Committee quorum. Actions taken by a Committee must be by majority vote of Committee members present.

SECTION 3. Independent Director Committees. The Board shall establish one or more Committees composed of Independent Directors responsible for recommending the selection of independent certified public accountants, reviewing the Company’s financial condition, the scope and results of the independent audit and any internal audit, nominating candidates for director for election by policyholders, and evaluating the performance of officers deemed by it to be principal officers of the Company and recommending to the Board of Directors the selection and compensation of such principal officers and recommending to the Board of Directors the compensation of officers and employees whose salaries are required by statute.

ARTICLE IV. OFFICERS

SECTION 1. Designation. At the first meeting following the annual election of Directors, the Board shall appoint a Chairman of the Board, a President, and a Secretary, and may appoint a Vice Chairman of the Board, and such other Officers as the Board shall determine, each of whom shall hold office at the pleasure of the Board. Any one person may hold any two or more such offices, except that no person may hold the office of both President and Secretary. The Chairman of the Board or the President shall be the Chief Executive Officer of the Company as the Board from time to time shall determine. In default of any such designation by the Board, the Chairman of the Board shall be the Chief Executive Officer.

The Board may, at any meeting, appoint such officers whose appointment is not otherwise provided for, or as may be deemed necessary and may define their duties.

SECTION 2. Removal. All Officers appointed by the Board are subject to removal by a majority vote of the Directors present at a meeting of the Board.

ARTICLE V. NEGOTIABLE INSTRUMENTS, CONTRACTS, ETC.

SECTION 1. Signature on Checks, etc. All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed in the name of the Company by such officer or officers, person or persons as the Board of Directors may from time to time designate by resolution.

SECTION 2. Execution of Contract, Deeds, etc. The Board of Directors or the Executive Committee may authorize any officer or officers, agent or agents, in the name of and on behalf of the Company, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments and to vote on behalf of the Company shares of stock of other domestic or foreign corporations standing in the name of the Company and such authority may be general or confined to specific instances.

ARTICLE VI. CORPORATE SEAL

SECTION 1. The seal of the Company shall be circular in form and shall contain the name of the Company and the words and figures “Corporate Seal – 1945 — New York.”

ARTICLE VII. FISCAL YEAR

SECTION 1. The fiscal year of the Company shall be from the 1st day of January to the 31st day of December, inclusive, in each year.

ARTICLE VIII. INDEMNIFICATION

SECTION 1. (a) The Company shall to the fullest extent permitted by law indemnify any person made, or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for which any Company person served in any capacity to procure a judgment in its favor against any such person serving them in any capacity at the request of the Company, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company in any capacity for another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and reasonably incurred by the person in connection with such action, suit or proceeding, or any appeal therein, if the person acted in good faith and for a purpose which the person necessarily believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe said conduct was unlawful.

(b) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and for a purpose which the person reasonably believed to be in, or, in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that such conduct was unlawful.

(c) The Company shall to the fullest extent permitted by law indemnify any person made, or threatened to be made, a party to an action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director or officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by the person in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith and for a purpose which the person reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company, except that no indemnification under this subsection shall be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion or the settlement amount and expenses as the court deems proper.

(d) For purposes of this Section, the Company shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of the person’s duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

SECTION 2. A person who has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article or in defense of any claim, issue or matter therein, shall be entitled to indemnification as authorized in Section 1 without the necessity of any determination of the nature described in Section 3.

SECTION 3. In cases not covered by Section 2, any indemnification under Section 1 of this Article or as otherwise permitted (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in said Section 1 or as otherwise permitted. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of Independent Directors so directs, by independent legal counsel (compensated by the Company) in a written opinion.

SECTION 4. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Company as authorized in this Article, or where indemnification is granted, to repay any amount by which the expenses advanced by the Company exceed the indemnification to which such person is entitled.

SECTION 5. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of Independent Directors or otherwise, both as to action in this official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person, provided that no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to the person establishes that the person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the person gained in fact a financial profit or other advantage to which the person was not legally entitled.

SECTION 6. The Company may purchase and maintain insurance:

(a) To indemnify the Company for any obligation which it incurs as a result of the indemnification of any director, officer, employee or agent under the provisions of this Article.

(b) To indemnify directors, officers, employees or agents in instances in which they may be indemnified by the Company under the provisions of this Article.

(c) To indemnify directors, officers, employees or agents in instances in which they may not otherwise be indemnified by the Company under the provisions of this Article provided the contract of insurance covering such Directors and officers provides, in a manner acceptable to the Superintendent of Insurance, for a retention amount and for coinsurance.

SECTION 7. No payment of indemnification shall be made under this Article unless a notice has been filed with the Superintendent of Insurance, not less than thirty days prior to such payment, specifying the person or persons to be paid, the amounts to be paid, the manner in which such payment is to be authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.

SECTION 8. The provisions of this Article shall be deemed retroactive and include all acts, as consistent herein with the other sections of this Article VIII of the directors, officers, employees or agents of the Company since the date of incorporation.

ARTICLE IX. POLICIES

All policies shall be valid when signed by the Chairman of the Board, President, a Vice President, an Attorney-in-fact or any other duly authorized official or agent of the Company, and, where required by law, such policies may be attested and sealed with the seal of the Company.

The Chairman of the Board, President or a Vice President or any person designated by them may appoint and authorize Attorneys-in-fact, officials and agents of the Company to accomplish the purposes set forth in this Article.

All provisions of Article I, II, IV, and V of the By-Laws of the Company as amended, and the definitions pertaining hereto, in force as of the date of conversion of the Company from a Section 200 retirement association into a mutual life insurance company are hereby continued in full force and effect and incorporated herein by reference; such provisions may be amended from time to time as provided in Article XI hereof; and all contracts and policies issued by the Company prior thereto and in force as of the date of said conversion are hereby continued in full force and effect.

ARTICLE X. ACUTE EMERGENCY

During a period of acute emergency, as defined in Article 7-A of Chapter 1 of Title 26 of the Unconsolidated Laws of the State of New York, all of the provisions of such Article 7-A shall apply.

ARTICLE XI. AMENDMENTS

Except as otherwise provided by the law, these By-Laws may be amended, added to, altered or repealed or new By-Laws may be adopted, at any regular or special meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors then in office, and upon the approval in writing by the Superintendent of Insurance, pursuant to New York Insurance Law.